UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

July 24, 2007

NEVADA GOLD & CASINOS, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3040 Post Oak Blvd., Suite 675 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 621-2245
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective July 24, 2007, the Board of Directors of Nevada Gold & Casinos, Inc. (the “Company”) amended the Company's Bylaws (filed previously as Exhibit 3.2 to the company’s Form 10-QSB on August 14, 2002).

The following sections of the Bylaws were amended:

Section 2.4 (Notice). This section amends the obligation of the Company to provide notice to shareholders whose prior notices have been returned as undeliverable.
Section 2.7 (List of Shareholders). This section amends some of the conditions pertaining to the rights of shareholders to inspect the Company’s shareholder list.
Section 2.11 (Proxy). This section was amended to permit the execution and delivery of an electronic form of proxy as permitted by the Nevada Private Corporation Act (the “Act”).
Section 2.12 (Voting of Shares). This section was amended to remove the limitation of the Company’s ability to issue its authorized blank check preferred stock with more than one vote per share by including language allowing certain classes of stock with “expanded” voting rights.
Section 5.5 (Chief Executive Officer). This section was added to describe the position of Chief Executive Officer.
Section 5.6 (President). This section was amended to describe the Company’s President as the Chief Operating Officer.
Article VIII (Indemnity). This article was amended to make the indemnification of directors, officers and agents of the Company mandatory as permitted by the Act.
Article IX (Bylaws). This article was amended to add Sections 9.2, 9.3 and 9.4 which provide clarification and instruction as to how to treat omissions or conflicts among the Company’s Articles of Incorporation, Bylaws and the Act.

The full text of the Company’s Amended and Restates Bylaws, as amended and restated on July 24, 2007, is attached hereto as Exhibit 3.2. The foregoing description of the effected amendments does not purport to be complete and is qualified in its entirety by reference to the text of the Amended and Restated Bylaws attached to this report as Exhibit 3.2.

Item 9.01.   Financial Statements and Exhibits.

(c)	Exhibits. The following exhibits are furnished as part of this current Report on Form 8-K:
3.2 Amended and Restated Bylaws of Nevada Gold & Casinos, Inc., effective July 24, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: July 27, 2007	By:	/s/ Ernest E. East
Ernest E. East
Senior Vice President

INDEX TO EXHIBITS

Item	Exhibit
3.2	Amended and Restated Bylaws of Nevada Gold & Casinos, Inc., effective July 24, 2007